EXHIBIT 99.1

Craft Canning LLC

Financial Statements

Years Ended December 31, 2018 and 2017

and Report of Independent Registered Public Accounting Firm

Craft Canning LLC

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of Craft Canning, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Craft Canning, LLC (the Company) as of December 31, 2018 and 2017, and the related statements of operations, members capital, and cash flows for each of the years in the two-year period ended December 31, 2018, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2018.

Houston, TX

March 28, 2019

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Craft Canning LLC

Balance Sheets

December 31, 2018 and 2017

	December 31, 2018	December 31, 2017
Assets
Current assets:
Cash	$522,210	$155,291
Trade receivables, net	567,674	431,608
Inventories, net	178,477	96,912
Prepaid expenses and current assets	19,400	122,560
Total current assets	1,287,761	806,371
Property and equipment, net	1,815,854	1,080,247
Related party receivable	-	192,929
Other assets	26,600	26,600
Total assets	$3,130,215	$2,106,147

Liabilities and Member’s Capital
Current liabilities:
Accounts payable	$158,539	$135,202
Accrued liabilities	110,516	74,255
Deferred revenue	52,000	-
Current portion of notes payable	263,683	213,473
Total current liabilities	584,738	422,930
Notes payable, less current portion	619,840	632,051
Total liabilities	1,204,578	1,054,981

Commitments and contingencies	-	-

Member’s Capital
Member’s capital - beginning	1,051,166	616,027
Member’s capital - current year	874,471	435,139
Total member’s capital	1,925,637	1,051,166
Total Liabilities and Member’s Capital	$3,130,215	$2,106,147

See accompanying notes to financial statements.

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Craft Canning LLC

Statements of Operations

Years Ended December 31, 2018 and 2017

	2018	2017

Sales	$5,974,552	$3,866,505
Cost of sales	2,241,689	1,588,356
Gross profit	3,732,863	2,278,149
Operating expenses:
Advertising, promotional and selling expenses	31,741	17,479
General and administrative expenses	2,701,073	1,837,501
Loss (gain) on disposal of equipment	9,919	(53,679)
Total operating expenses	2,742,733	1,801,301
Income from operations	990,130	476,848
Other income (expense), net
Interest expense	(46,056)	(47,097)
Other income	4,289	5,388
Total other expense, net	41,767	41,709
Income before taxes	948,363	435,139
Provision for income taxes	-	-
Net income	$948,363	$435,139

See accompanying notes to financial statements.

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Craft Canning LLC

Statements of Member’s Capital

Years Ended December 31, 2018 and 2017

Total Member’s Capital

Balance at January 1, 2017	$616,027

Net income	435,139

Balance at December 31, 2017	$1,051,166

Member capital distribution	(73,892)
Net income	948,363

Balance at December 31, 2018	$1,925,637

See accompanying notes to financial statements.

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Craft Canning LLC

Statements of Cash Flows

Years Ended December 31, 2018 and 2017

	2018	2017
Cash Flows from Operating Activities:
Net income	$948,363	$435,139
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	315,803	245,068
(Gain) loss on disposal of property and equipment	9,919	(53,679)
Change in operating assets and liabilities:
Trade receivables	(136,066)	(44,089)
Inventories	(81,565)	(32,816)
Prepaid expenses and other assets	296,089	2,531
Accounts payable	23,337	(74,439)
Accrued liabilities	36,261	13,493
Deferred revenue	52,000	-
Net cash provided by operating activities	1,464,141	491,208
Cash Flows from Investing Activities:
Proceeds from sale of property and equipment	20,000	171,624
Purchases of property and equipment	(1,081,331)	(421,121)
Net cash used in investing activities	(1,061,331)	(249,497)
Cash Flows from Financing Activities:
Proceeds from notes payable	271,246	16,500
Payments of principal on notes payable	(233,245)	(175,190)
Member capital distribution	(73,892)	-
Net cash used in financing activities	(35,891)	(158,690)
Net increase in cash	366,919	83,021
Cash - beginning of period	155,291	72,270
Cash - end of period	$522,210	$155,291

Supplemental Disclosure of Cash Flow Information
Cash paid during the year for interest	$46,056	$47,097
Cash paid during the year for income taxes	$-	$-

See notes to consolidated financial statements.

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Craft Canning LLC

Notes to Financial Statements

Years Ended December 31, 2018 and 2017

1. BACKGROUND

Nature of Operations – Craft Canning LLC (“Craft” or “Company”) (an Oregon Limited Liability Company) was organized in 2012. Its headquarters are in Portland, Oregon.

Craft is a leading provider of mobile canning and bottling services to alcoholic beverage producers in Oregon, Washington and the Front Range of Colorado, with finished production of more than 17 million cans in 2018. Craft stands out for its wide range of high capacity equipment, including a full suite state of the art test equipment for quality control, enabling Craft to meet the most demanding customer standards.

Wine canning capability is considered state of the art and extends across the full range of formats, including 187 ml, 200 ml, 250 ml, 355 ml (both 12 oz standard and “sleek” diameters) and 375 ml with sparkling or still wine capability. Additional capabilities include 16 oz and 19.2 oz. Industry leading cold stabilization is by Velcorin dosing as either a complete solution or on a stand-alone basis. As a reflection of its strong industry reputation, Craft has consistently sold out substantially all of its production capacity during the past couple of years.

For canning, Craft operates nine Wild Goose MC-250 canning machines, with the capacity to can over 3.8 million gallons per year. In addition to the canning lines, Craft uses custom in-house designed and manufactured fully automated depalletizers and twist rinses. With capabilities above 900 cases per shift Craft can manage large volumes. Craft is taking delivery of three new dual speed canning lines in Q1 2019 and additional Velcorin and filtration equipment, all of which is scheduled to be placed in service immediately. Craft leads the industry with a full suite of quality control equipment, including luminometers, DO/CO2 analyzers, and seam inspection equipment.

For bottling, Craft operates three 6-head bottling lines for glass, two of which are dedicated to 22 oz “bomber” format, with a third running 500 ml glass. Their pre-labeling capabilities enable shorter set-up times, lower loss numbers, and more consistent 02 numbers throughout each SKU. To ensure the best in quality control, the DO/CO2 meters, crown “go/no-go” gauges, and luminometers make sure each bottle not only meets customer needs but exceeds them.

Merger with Eastside Distilling, Inc. – On January 11, 2019, Eastside Distilling, Inc., a Nevada corporation (“Eastside”), Craft Acquisition Co LLC, an Oregon limited liability company and wholly owned subsidiary of Eastside (“Sub”), Craft, Owen Lingley, as Equityholder Representative, and the holders of the membership interests of Craft party thereto entered into an Agreement and Plan of Merger (the “Merger Agreement”). On the terms and subject to the conditions set forth in the Merger Agreement and the Limited Liability Company Act of the State of Oregon, Craft merged with and into Sub (the “Merger”), with Sub continuing as the surviving company in the Merger and as a wholly owned subsidiary of Eastside. Sub changed its name to Craft Canning + Bottling, LLC. The Merger Agreement and Merger was unanimously approved by the Board of Directors of Eastside, the members and manager of Craft, and the sole member of Sub.

Eastside acquired Craft for total consideration of $4,844,882, subject to certain post-closing adjustments as described in the Merger Agreement (the “Merger Consideration”). The Merger Consideration consisted of $2,003,200 in cash, a three-year note of $761,678, and 338,212 shares of common stock of Eastside (the “Consideration Shares”) allocated only to “accredited investors” as such term is defined under Section 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended. Holders of the Consideration Shares have agreed to a one-year lock-up restricting the sale of the Consideration Shares. Eastside has granted the holders of Consideration Shares “piggyback” registration rights effective after the one-year lock-up.

Eastside also issued to founder Owen Lingley a warrant to purchase 146,262 shares of common stock of Eastside at $7.80 per share and an exercise period of three years. The shares of common stock issuable upon exercise of the warrant will be subject to the same “piggyback” registration rights as the Consideration Shares described above.

Founder Owen Lingley became non-executive Chairman of Craft Canning + Bottling, LLC, and is party to a consulting agreement with Eastside.

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Craft Canning LLC

Notes to Financial Statements

Years Ended December 31, 2018 and 2017

The Merger Agreement additionally provides that in the event that Craft’s EBITDA (as defined in the Merger Agreement) for fiscal year 2019 is less than $1,000,000 (such shortfall, the “EBITDA Adjustment”), the principal amounts on notes payable to former holders of Craft Interests will be reduced on a pro rata basis in an aggregate amount equal to the EBITDA Adjustment.

The Merger Agreement contains representations, warranties, and covenants by the parties that are customary for a transaction of this nature. The Merger Agreement was filed as Exhibit 1.1 of Form 8-K filed with the Securities and Exchange Commission on January 14, 2019.

2. SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

Basis of Presentation - The Company’s accounting and financial reporting policies conform to accounting principles generally accepted in the U.S. (U.S. GAAP).

Use of Estimates - The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management bases its estimates on historical experience and other judgments which it thinks are reasonable.

Risks and Uncertainties - The Company’s future operations involve a number of risks and uncertainties. Factors that could materially affect future operating results include, but are not limited to, changes to laws and regulations, customer credit risk, continued access to capital and counterparty risk. To minimize counterparty risk, the Company maintains relationships with what management believes to be high-quality financial institutions for the purposes of maintaining cash balances and providing financing. The Company maintains levels of cash in bank deposit accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and it believes it is not exposed to any significant credit risk on cash.

Revenue Recognition – The Company derives revenues primarily from providing mobile canning and bottling services, and to a lesser extent from sales of raw material consumables and sales of machine parts and equipment. Revenues are recognized when control of these goods and services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods and services.

We determine revenue recognition through the following steps:

●	Identification of the contract, or contracts, with a customer
●	Identification of the performance obligations in the contract
●	Determination of the transaction price
●	Allocation of the transaction price to the performance obligations in the contract
●	Recognition of revenue when, or as, we satisfy a performance obligation

Revenue received from customers is deferred until performance obligations have been satisfied. At December 31, 2018, there was $52,000 of deferred revenue from one customer.

Cost of Sales - Cost of sales consists of the costs of raw material consumables and machine parts and equipment sold to customers in the normal course of business.

Cash and Cash Equivalents - The Company considers all highly-liquid investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2018 or December 31, 2017.

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Craft Canning LLC

Notes to Financial Statements

Years Ended December 31, 2018 and 2017

Concentrations - Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade receivables. At December 31, 2018 and December 31, 2017, Nil and one customer represented greater than 10% of trade receivables, respectively. No customers accounted for greater than 10% of sales for the years ended December 31, 2018 and 2017.

Fair Value Measurements - U.S. GAAP defines fair value, establishes a framework for measuring fair value, and requires certain disclosures about fair value measurements. U.S. GAAP permits an entity to choose to measure many financial instruments and certain other items at fair value and contains financial statement presentation and disclosure requirements for assets and liabilities for which the fair value option is elected. At December 31, 2018 and December 31, 2017, management has not elected to report any of the Company’s assets or liabilities at fair value under the “fair value option” provided by U.S. GAAP.

The hierarchy of fair value valuation techniques under U.S. GAAP provides for three levels: Level 1 provides the most reliable measure of fair value, whereas Level 3, if applicable, generally would require significant management judgment. The three levels for categorizing assets and liabilities under U.S. GAAP’s fair value measurement requirements are as follows:

Level 1:	Fair value of the asset or liability is determined using unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2:	Fair value of the asset or liability is determined using inputs other than quoted prices that are observable for the applicable asset or liability, either directly or indirectly, such as quoted prices for similar (as opposed to identical) assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3:	Fair value of the asset or liability is determined using unobservable inputs that are significant to the fair value measurement and reflect management’s own assumptions regarding the applicable asset or liability.

None of the Company’s assets or liabilities were measured at fair value at December 31, 2018 and December 31, 2017. However, U.S. GAAP requires the disclosure of fair value information about financial instruments that are not measured at fair value. Financial instruments consist principally of accounts payable, accrued liabilities and notes payable. The estimated fair value of accounts payable, and accrued liabilities approximates their carrying value due to the short period of time to their maturities. At December 31, 2018 and December 31, 2017, the Company’s notes payable are primarily at fixed rates and the carrying value approximates fair value.

Trade Receivables – The Company provides and allowance for doubtful trade receivables equal to the estimated uncollectible amounts. That estimate is based on historical collection experience, current economic and market conditions and a review of the current status of each customer’s trade accounts receivable. The allowance for doubtful trade receivables was $Nil at December 31, 2018 and 2017, respectively.

Inventories - Inventories primarily consist raw material consumables, such as cans, bottles, ends/caps, and are stated at the lower of cost or market. Cost is determined using an average costing methodology, which approximates cost under the first-in, first-out (FIFO) method. The Company regularly monitors inventory quantities on hand and records write-downs for excess and obsolete inventories based primarily on the Company’s estimated forecast of product demand and service schedule requirements. Such write-downs establish a new cost basis of accounting for the related inventory. The Company has recorded no write-downs of inventory for the years ended December 31, 2018 and 2017.

Property and Equipment – Property and equipment, including equipment, machinery and vehicles is carried at cost less accumulated depreciation. The Company capitalizes expenditures or betterments that substantially increase asset lives, and charges ordinary repairs and maintenance to operations as incurred. The Company computes depreciation using the straight-line method over estimated useful lives of three to seven years. Estimated useful lives are periodically reviewed, and where appropriate, changes are made prospectively.

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Craft Canning LLC

Notes to Financial Statements

Years Ended December 31, 2018 and 2017

Impairment of long-lived assets and long-lived assets to be disposed of - Long-lived assets are reviewed for impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. If there is an indication of impairment, management would prepare an estimate of future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition. If these estimated cash flows were less than the carrying amount of the asset, an impairment loss would be recognized to write down the asset to its estimated fair value. No impairment was recognized for the years ended December 31, 2018 and 2017.

Income Taxes – Craft is a limited liability company and does not incur federal taxes. For tax purposes, the earnings and losses of the Company are included in the members’ personal income tax returns and are taxed based on their personal tax strategies. Therefore, there is no provision or liability for federal income taxes reflected in the accompanying financial statements.

Management evaluates tax positions taken by the Company and whether the Company has taken an uncertain position that more likely than not would not be sustained upon examination by taxing authorities. The Company is subject to routine audits by taxing jurisdictions and management believes it is generally no longer subject to income tax examinations for tax years prior to 2014.

Recently Adopted Accounting Pronouncements - In May 2014, the FASB issued ASU 2014-09, which amends guidance on revenue recognition from contracts with customers. The standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most contract revenue recognition guidance, including industry-specific guidance. In July 2015, FASB deferred by one year the effective dates of its new revenue recognition standard for public and nonpublic entities. In addition, in March 2016, the FASB issued ASU 2016-08, which further clarifies the implementation guidance on principal versus agent considerations contained in ASU 2014-09. In April 2016, the FASB issued ASU 2016-10, to clarify the implementation guidance on identifying performance obligations and licensing. For nonpublic entities, the ASU is effective for annual reporting periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. The adoption on January 1, 2018 of ASU 2014-09 did not have a material effect on the consolidated financial statements.

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Craft Canning LLC

Notes to Financial Statements

Years Ended December 31, 2018 and 2017

Recent Accounting Pronouncements - In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This standard requires the recognition of a right-of-use asset and lease liability on the balance sheet for all leases. This standard also requires more detailed disclosures to enable users of financial statements to understand the amount, timing, and uncertainty of cash flows arising from leases. Nonpublic entities should apply the amendments in ASU 2016-02 for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. This guidance should be applied through a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, and early adoption is permitted. The Company expects to adopt this guidance on January 1, 2019. We are currently evaluating the impact ASU 2016-02 will have on the Company’s financial statements.

In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842). This guidance provides an additional (and optional) transition method whereby the new lease standard is applied at the adoption date and recognized as an adjustment to retained earnings. In addition, this ASU provides a practical expedient, by class of underlying asset, to not separate nonlease components from the associated lease and instead account for the lease as a single component if both the timing and pattern of transfer of the nonlease component(s) are the same, and if the lease would be classified as an operating lease. These amendments have the same effective date as ASU 2016-02.

3. PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31:

	2018	2017
Machinery and equipment	$2,134,584	$1,223,842
Vehicles	568,447	456,692
Computer equipment	6,550	1,183
Total cost	2,709,581	1,681,717
Less accumulated depreciation	(893,727)	(601,470)
Total property and equipment, net	$1,815,854	$1,080,247

4. RELATED PARTY TRANSACTIONS

On December 31, 2016, the Company loaned $227,973 to Yeast Craft LLC (an Oregon limited liability company) under a promissory note (the “Note”). The Company’s managing member, Owen Lingley, owns 49% of Yeast Craft, LLC (“Debtor”). The note bears interest at the rate of 1.47% per year, with interest compounding annually. All principal and interest shall be paid in monthly installments beginning April 1, 2017 and ending April 1, 2022. Prepayment shall be permitted at any time without premium or penalty. The outstanding principal and interest was $192,929 on December 31, 2017, which is recorded as a related party receivable on the accompanying balance sheets. The note and accrued interest was paid in full on October 29, 2018.

The Company occasionally makes draw payments to its owners that are recorded as member distributions on the accompanying statements of member’s capital. Total member distributions were $73,892 and $Nil for the years ending December 31, 2018 and 2017, respectively.

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Craft Canning LLC

Notes to Financial Statements

Years Ended December 31, 2018 and 2017

5. LOANS PAYABLE

Loans payable and accrued interest consists of the following at December 31:

	2018	2017
Promissory note payable bearing interest of 6.75%. The note has a 74-month term with maturity in May 2023. Principal and accrued interest are paid in accordance with a monthly amortization schedule.	$214,833	$253,061

Promissory note payable bearing interest of 4.45%. The note has a 78-month term with maturity in May 2022. Principal and accrued interest are paid in accordance with a monthly amortization schedule.	355,339	449,597

Promissory note payable bearing interest of 4.45%. The note has a 60-month term with maturity in April 2022. Principal and accrued interest are paid in accordance with a monthly amortization schedule. The note was paid in full in November 2018.	-	14,501

Promissory note payable under a revolving line of credit bearing variable interest starting at 4.75%. The note has a 12-month term with principal and accrued interest due in lump sum in June 2019. Borrowing limit is $250,000.	53,543	-

Promissory note payable under straight line of credit bearing interest starting at 5.25% for Year 1 and decreasing to 5.01% thereafter. Accrued interest is to be paid monthly from July 2018 - June 2019. Principal and accrued interest are to be paid monthly starting in July 2019 until maturity in June 2024. Borrowing limit under the note is $200,000. The notes are secured by the assets of the Company and include debt covenants requiring a Current Ratio of 1.75 to 1.00 and a Debt Service Coverage Ratio of 1.25 to 1.00. The Company must also provide annual financial statements and tax returns. The Company has maintained compliance with all debt covenants.	197,929	-

Promissory notes payable bearing interest between 2.99% - 3.71%. The notes have 60-month terms with maturity dates between July 2019 – June 2020. Principal and accrued interest are paid monthly. Notes are secured by the specific vehicle underlying the loan.	61,879	128,365

Total notes payable	883,523	845,524
Less current portion	(263,683)	(213,473)
Long-term portion of notes payable	$619,840	$632,051

Maturities on notes payable as of December 31, 2018, are as follows:

Year ending December 31:

2019	$263,683
2020	195,794
2021	195,137
Thereafter	228,908
$883,523

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Craft Canning LLC

Notes to Financial Statements

Years Ended December 31, 2018 and 2017

6. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its corporate office and warehouses under operating lease agreements which expire at various dates through August 2020. Monthly lease payments range from $1,760 to $8,656 over the terms of the leases. For operating leases which contain fixed escalations in rental payments, the Company records the total rent expense on a straight-line basis over the lease term. The difference between the expense computed on a straight-line basis and actual payments for rent represents deferred rent, which is included within accrued liabilities on the accompanying balance sheets.

The future lease payments as of December 31, 2018 are as follows:

2019	$144,616
2020	81,620
2021	-
Total	$226,236

Rent expense was $223,071 and $192,808 for the years ended December 31, 2018 and 2017, respectively, and is included in General and administrative expenses on the Statements of Operations.

Legal Matters

We are not currently subject to any material legal proceedings; however, we could be subject to legal proceedings and claims from time to time in the ordinary course of our business. Regardless of the outcome, litigation can, among other things, be time consuming and expensive to resolve, and divert management resources.

7. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date these consolidated financial statements were available to be issued, which was March 28, 2019, and there were no subsequent events to disclose.

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